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                                                                                                       EXHIBIT 14.1

IRA ACCOUNT APPLICATION
THE BERGER FUNDS

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       Use this application to open an IRA account.                             For assistance call: (800) 551-5849

STEP 1   REGISTER YOUR ACCOUNT

PLEASE TYPE OR PRINT CLEARLY

NAME
             --------------------------------------------------------------------------   ---------------------------------------
              First                         Middle                   Last                 Your Social Security  Number

ADDRESS
             --------------------------------------------------------------------------   ---------------------------------------
              Street                                                 Apt/Suite #          Date of Birth     Month/ Day / Year

             --------------------------------------------------------------------------   ---------------------------------------
              City                         State                     Zip                  Daytime Phone         Evening Phone

                                                                                          ---------------------------------------
CITIZENSHIP  / / US CITIZEN     / / NON-RESIDENT ALIEN                                    Electronic Mail Address

             / / RESIDENT ALIEN     COUNTRY OF TAX RESIDENCY                              (   )
                                                                                          ---------------------------------------
                                                                                          Fax No.

STEP 2  BENEFICIARY DESIGNATION

IF THE BENEFICIARY IS A TRUST, PLEASE INDICATE THE TRUST'S NAME AND ADDRESS, THE DATE OF THE TRUST, AND THE TRUSTEE'S NAME. IF
YOU WISH TO DESIGNATE ADDITIONAL BENEFICIARIES, PLEASE ATTACH INSTRUCTIONS. PERCENT OF BENEFIT FOR EACH IRA'S PRIMARY OR CONTINGENT
BENEFICIARIES MUST EACH ADD UP TO 100%.

YOUR PRIMARY BENEFICIARIES
I HEREBY DESIGNATE THE FOLLOWING PERSON(S) AS PRIMARY BENEFICIARY(IES) TO RECEIVE PAYMENT OF THE VALUE OF MY IRA ACCOUNT UPON MY
DEATH:


NAME #1
             --------------------------------------------------------------------------   ---------------------------------------
              First                         Middle                   Last                 Social Security Number

             --------------------------------------------------------------------------   ---------------------------------------
              Relationship                                           % of  benefit        Date of Birth     Month/ Day / Year

NAME #2
             --------------------------------------------------------------------------   ---------------------------------------
              First                         Middle                   Last                 Social Security Number

             --------------------------------------------------------------------------   ---------------------------------------
              Relationship                                           % of  benefit        Date of Birth     Month/ Day / Year


YOUR CONTINGENT BENEFICIARY(IES)
IF NO PRIMARY BENEFICIARY(IES) IS (ARE) LIVING AT THE TIME OF MY DEATH, I HEREBY SPECIFY THAT THE BALANCE BE DISTRIBUTED TO MY
CONTINGENT BENEFICIARY(IES) BELOW:

NAME
             --------------------------------------------------------------------------   ---------------------------------------
              First                         Middle                   Last                 Social Security Number


Address
             --------------------------------------------------------------------------   ---------------------------------------
              Relationship                                           % of  benefit        Date of Birth     Month/ Day / Year


ELECTING A BENEFICIARY OTHER THAN YOUR SPOUSE

This section should be reviewed if either the Trust or the residence of the accountholder is located in a community or martial property state and the accountholder is married and is designating a beneficiary other than the spouse. It is the accountholder's responsibility to determine if this section applies. The accountholder may need to consult with legal counsel. Neither the
Custodian nor the Sponsor will be liable for any consequences relating from a failure of the accountholder to provide proper spousal consent.

I am the spouse of the above-named accountholder. I acknowledge that I have received a full and reasonable disclosure of my spouse's property and financial obligations. Due to any possible consequences of giving up my community property interest in this
IRA. I have been advised to see a tax professional or legal advisor. I hereby give the account holder any interest I have in the funds or property deposited in this IRA and consent to the beneficiary designation(s) indicated above. I assume full responsibility for any adverse consequences that may result. No tax or legal advice was given to me by the Custodian.


SIGNATURE OF SPOUSE
                     ---------------------------------------------------------------------   -----------------------------------
                                                                                              DATE

SIGNATURE OF WITNESS FOR SPOUSE
                                 ---------------------------------------------------------   -----------------------------------
                                                                                              DATE

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STEP 3   TYPE OF IRA

PLEASE CHECK ONE SELECTION ONLY:

/ /  REGULAR IRA.  Annual IRA contribution up to a maximum of $2,000 (per tax year). For tax year: 19___.

/ /  SPOUSAL IRA. A special Spousal IRA can be opened for a spouse earning less than $250. The combined total of the two contributions can not exceed $2,250, but can be split between the two IRAs as you wish, so long as no more than $2,000 is contributed to one IRA. For tax year:  19___.

/ /  SEP-IRA. Simplified employee pension plan for tax year: 19___.

/ /  DIRECTOR TRANSFER OF EXISTING IRA. Authorizes The Berger Funds to transfer your existing IRA from another custodian to The
     Berger Funds. You must also complete the IRA transfer forms from pages 12 and 13 of the IRA Disclosure
     Statement and return the forms with this application.

/ /  ROLLOVER OF EXISTING IRA. IRA to be funded with money withdrawn from an IRA at another custodian  and to be reinvested at
     The Berger Funds. Please seek tax advice before combining assets that were previously in a qualified plan with regular IRA investments.

/ /  DIRECT ROLLOVER IRA. IRA to be funded with money accumulated in an employer's retirement plan that is eligible for rollover.
     Please seek tax advice before combining with a regular IRA. Method of funding:
     / / Enclosed is a check made payable to The Berger Funds.
     / / A check will be sent directly to The Berger Funds by my employer.


STEP 4   FUND SELECTION

FUND NAME (FUND CODE)                    MINIMUM INITIAL INVESTMENT             YOUR INITIAL      AUTOMATIC  INVESTMENT PLAN
                                                                                INVESTMENT        $50 MINIMUM PER BERGER FUND,
                                         THE MINIMUM WITH THE ESTABLISHMENT                       $100 MINIMUM PER CAT PORTFOLIO
                                         OF AN AUTOMATIC MONTHLY INVESTMENT
                                         PLAN OF $50 EXCEPT FOR THE INTERNA-
                                         TIONAL FUND (MINIMUM...$2,000) AND THE
                                         CASH ACCOUNT TRUST PORTFOLIOS
                                         (MINIMUM...$1,000)

Berger 100 Fund (43)....................      $500  ..........................   $                 $
                                                                                  ------------       ------------
Berger Growth and Income Fund (44).......     $500  ..........................   $                 $
                                                                                  ------------       ------------
Berger Small Company Growth Fund (345)...     $500  ..........................   $                 $
                                                                                  ------------       ------------
Berger New Generation Fund (344).........     $1,000  ........................   $                 $
                                                                                  ------------       ------------
Berger /BIAM International Fund (349)....     $2,000  ........................   $                 $
                                                                                  ------------       ------------
Cash Account Trust (CAT)*

Money Market Portfolio (346).............    $1,000  ........................   $                 $
                                                                                  ------------       ------------
Government Securities Portfolio (347)....     $1,000  ........................   $                 $
                                                                                  ------------       ------------

FOR YOUR AUTOMATIC INVESTMENT PLAN
PLEASE CHECK ONE OR BOTH OF THE FOLLOWING WITHDRAWAL DATES:
/ / 5TH  DAY OF MONTH
/ / 20TH DAY OF MONTH
(STEP 6 MUST BE COMPLETED)

*CASH ACCOUNT TRUST IS A SEPARATELY MANAGED, UNAFFILIATED MONEY MARKET MUTUAL FUND. USE OF CASH THE ACCOUNT TRUST AS AN INVESTMENT DIRECTLY OR BY EXCHANGE FROM YOUR BERGER FUNDS DOES NOT CONSTITUTE AN OFFERING OR RECOMMENDATION OF THE CAT PORTFOLIOS BY THE BERGER FUNDS OR THEIR ADVISORS.

STEP 5   TELEPHONE TRANSACTION/ON-LINE COMPUTER ACCESS PRIVILEGES

The privileges below allow you to make telephone/on-line purchases and exchanges, subject to the applicable minimum and maximums that are disclosed in the Prospectus. (STEP 6 MUST BE COMPLETED.)

    Telephone Transaction Privileges are available on all accounts unless you specifically decline them below.
    / / I DECLINE THE USE OF TELEPHONE TRANSACTION PRIVILEGES.

    On-line Computer Access Privileges are available on all accounts unless you specifically decline them below.
    / / I DECLINE THE USE OF ON-LINE COMPUTER ACCESS.

All telephone and on-line transactions are recorded and written confirmations indicating the details of all telephone and on-line transactions will be promptly sent to the shareholder of record. Prior to placing an order the shareholder may be required to provide certain identifying information.
See the Prospectus for further information.

STEP 6   BANK INFORMATION

YOU MUST COMPLETE THIS STEP IF YOU SELECTED THE AUTOMATIC INVESTMENT PLAN IN STEP 4. IF YOU DID NOT CHECK A BOX IN STEP 5, BY COMPLETING THE BANK INFORMATION BELOW, YOU MAY SETTLE PURCHASE TRANSACTIONS MADE BY TELEPHONE OR ON-LINE VIA COMPUTER ACCESS BY USING WIRE OR ELECTRONIC FUNDS TRANSFER.

--------------------------------------------------------------------------
Name of Bank

--------------------------------------------------------------------------
Street Address

--------------------------------------------------------------------------
Name(s) on Bank Account                          Bank Account Number

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City                              State               Zip

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Co-signer Signature (if applicable)                    Date

Your bank account information must be on file in order to utilize the Automatic Investment Plan, or to settle by wire or electronic funds transfer any purchase transactions made by telephone or by on-line computer access. The account name(s) at left must exactly match the name in Step 1. Any co-signer of your checking must authorize these services by signing at left.

As a convenience to me, you are hereby authorized to pay and charge to my checking or savings account debits drawn on my account as indicated in the Automatic Investment Plan section of Step (4) (if applicable).

The authority is to remain in effect until revoked by me. Until you actually receive such notice. I agree you shall be fully protected in honoring any such debit. I further agree that if any such debit be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever.

Checking Acct.  / /              Savings Acct.  / /
PLEASE ATTACH A VOIDED CHECK OR SAVINGS DEPOSIT SLIP.

STEP 7   SIGNATURE

PLEASE SIGN AT THE END OF THIS SECTION. WE MUST HAVE A SIGNATURE TO OPEN THE ACCOUNT. BY SIGNING THE APPLICATION, THE UNDERSIGNED:

- Establishes an Individual Retirement Account pursuant to the Internal
  Revenue Code of 1986, as amended, and in accordance with all the terms of the Form 5305-A Individual Retirement Custodial Account, together with the Custodial Agreement incorporated therein.

- Certifies that all contributions to the IRA will meet the requirements of the Internal Revenue Code governing such contribution.

- Appoints Investors Fiduciary Trust Company, or its successors, as Custodian on the account.

- Agrees to promptly give to the Custodian the instructions necessary to enable the Custodian to carry out its duties under the Custodial Agreement.

- States that he/she has received and read the Prospectus for the investment selected and agrees that this account will be subject to the Custodial Agreement and IRA Disclosure Statement as ameneed from time to time.

- States that he/she has the authority and legal capaity to purchase mutual fund shares, is of legal age in his/her state and believes each investment is suitable for him/her.

- Hereby ratifies any instructions given on this account and any account into which he/she exchanges related to the above items and agrees that neither the Funds, the CAT portfolios, Berger Associates, BBOI Worldwide, nor Investors Fiduciary Trust Company will be liable for any loss, cost or expense for acting upon such instructions (by telephone, computer on-line access or writing) belived to be genuine and in accordance with the procedures described in the Prospectus.

- Acknowledges his/her responsibility to read the Prospectus of any Fund or CAT portfolio into which he/she exchanges.

- Understands that the annual IRA maintenance fee of $12 per Fund account just be paid each year or it will be collected by redeeming sufficient shares from each Fund account at the end of the year or upon the closing of your account. The Berger Funds may change the fee schedule from time to time, as provided in the Custodial Agreement.

- Understands that if he/she chooses not to designate any beneficiary(ies), the beneficiary will be his/her estate.

UNDER PENALTIES OF PERJURY, I CERTIFY THAT THE NUMBER SHOWN ON THIS FORM IS MY CORRECT SOCIAL SECURITY NUMBER.


SIGNATURE OF DEPOSITOR
                      --------------------------------------    --------------
                                                                Date

RETURN THIS APPLICATION ALONG WITH YOUR CHECK MADE PAYABLE TO THE BERGER FUNDS IN THE POSTAGE PAID ENVELOPE ENCLOSED OR TO:

  Investors  Fiduciary Trust Company - c/o Berger Funds - P.O. Box 419958 -
                      Kansas City, MO 64141-6958

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                            DISCLOSURE STATEMENT
                        CUSTODIAL ACCOUNT AGREEMENT



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Thank you for considering the Berger Funds for your retirement account. Your account is important to us and we welcome the opportunity to assist you in achieving your investment goals.

Please follow the instructions below carefully.

1.   Fill out the front and back of form 5305-A
     AND RETAIN THIS FORM FOR YOUR RECORDS.            Page 7

In addition, if this is a transfer from another IRA, it will be necessary to complete the following forms as well:

2.   IRA Transfer letter.                             Page 12

3.   Notice of Transfer to Berger Fund IRA.           Page 13

After all the appropriate forms have been completed and signed by the applicant, please forward to Investors Fiduciary Trust Co., c/o Berger Funds, P.O. Box 419958, Kansas City, MO 64141 in the enclosed postage paid envelope.

If you have any questions regarding these forms or the funds, please do not hesitate to call us at 1-800-551-5849.

Please read the prospectus carefully before investing.


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INDIVIDUAL RETIREMENT ACCOUNT DISCLOSURE STATEMENT

The following information is provided to you in accordance with the requirements of the Internal Revenue Service Code (the "Code") and Treasury regulations and should be reviewed in conjunction with the Individual Retirement Custodial Account Agreement (the "Custodial Agreement"), the Application for your IRA (the "Application"), and the prospectus for the mutual fund(s) selected on the Application, that are allowable investments for your IRA. Cash Account Trust (CAT) is a separately managed, unaffiliated money market mutual fund. Use of the Cash Account Trust as an investment directly or by exchange for your Berger Funds does not constitute an offering or recommendation of this fund by the Berger Funds or their advisor. The provisions of the Custodial Agreement, Appli-cation and prospectus govern in any instance where the Disclosure Statement is incomplete or appears to conflict. This Disclosure Statement provides a non-technical summary of the law. Please consult with your tax advisor for more complete information and refer to IRS Publication 590.

1.  IRA STATUTORY REQUIREMENTS

An IRA is a trust or custodial account established for the exclusive benefit of you and your beneficiaries. Current law requires that your IRA agreement be in writing and that it meet the following requirements:

A. All contributions must be in cash and, for any taxable year, cannot exceed 100% of your compensation or $2,000, whichever is less, unless the contribution is a rollover contribution or an employer contribution to a simplified employee pension plan ("SEP").

B. The custodian or trustee must be a bank or other institution or person that is approved by the Internal Revenue Service to administer your IRA in accordance with current tax laws.

C. None of your IRA assets may be invested in life insurance contracts or commingled with the assets of other people except in a common trust fund or common investment fund.

D.   Your interest in your IRA account is non-forfeitable.

E. Distribution from your IRA must be in accordance with certain minimum distribution rules, which are explained in Article 7 below.

2.   RIGHT TO REVOKE

You may revoke your IRA at any time within seven days of the time your Application is signed. To revoke your IRA, mail or deliver a written notice stating "I hereby elect to revoke my Berger Fund(s) IRA." Sign your name exactly as it appears on your Application, include your social security number, and mail the notice to:

     Investors Fiduciary Trust Company (IFTC)
     c/o Berger Funds
     P.O. Box 419958
     Kansas City, MO 64141

Your notice will be considered mailed on the date of postmark, or the date of certification or registration if it is sent by certified or registered mail.

     When IFTC receives the proper notice of revocation, you will be entitled to a refund of your full IRA contribution, without any adjustment for expenses or market fluctuations. If you have any questions concerning your right of revocation, please call IFTC during regular business hours at 1-800-551-5849.

3.   ELIGIBILITY

You may make regular contributions to an IRA if you receive compensation from employment, earnings from self-employment, or alimony, and you have not reached age 70 1/2 by the end of the tax year for which the contribution is made. In addition, if you are married and file a joint tax return, you may make contributions to an IRA for your spouse whether or not your spouse receives compensation. You may make a rollover contribution to an IRA if you have received an eligible rollover distribution from a qualified retirement plan or tax sheltered annuity or an eligible distribution from another IRA and elect rollover treatment within 60 days. You may also make a trustee-to-trustee transfer from another IRA. Finally, your employer may contribute to your IRA, and if your employer sponsors a simplified employee pension ("SEP"), your employer can make contributions to a SEP/IRA on your behalf.

4.   CONTRIBUTIONS

     A.   REGULAR CONTRIBUTIONS

You may contribute each year up to $2,000 or 100% of your compensation, whichever is less, to your IRA. If you also establish a spousal IRA for your spouse, you may contribute up to $2,250 or 100% of your compensation, if less, which may be split between the two IRAs as you choose, provided that no more than $2,000 may be contributed to either your IRA or the spousal IRA. If your spouse has compensation in excess of $250, you and your spouse can make a larger total contribution if you each contribute to a regular IRA. If your employer contributes to your IRA, the contribution is treated as compensation paid to you, whether or not the contribution is deductible, unless the contribution is made under a SEP (see below). Compensation for these purposes means wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered. It includes

                                      1
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earned income from self employment and alimony or separate maintenance payments includable in income. It does not include pension or annuity payments or deferred compensation.

     B.   TIME FOR MAKING REGULAR CONTRIBUTIONS

You may make regular contributions to your IRA and/or your spousal IRA anytime during a year, up to and including the due date for filing your tax return for the year (without extensions). No contributions may be made to an IRA for the calendar year in which you reach age 70 1/2 or later years. No regular contributions to a spousal IRA may be made for years in which your spouse is age 70 1/2 or older.

     C.   DEDUCTIBILITY

Regular IRA contributions are fully deductible unless you or your spouse are active participants in a tax-qualified plan of an employer. If you or your spouse are active participants in such a plan, then your allowable deduction for regular IRA contributions is reduced or eliminated if your Adjusted Gross Income ("AGI") exceeds certain levels. (If you file separately and are married but live apart from your spouse at all times during the year, you will be considered to be single when applying the following rules regarding deduction limitations.) The deductible amount is determined as follows:

1. If you (and your spouse) are not active participants in a tax-qualified plan, any contribution up to the maximum amount is deductible.

2. If you (or your spouse) are an active participant in a tax-qualified plan, and

     a. your AGI is $25,000 or less ($40,000 for a married couple filing a joint return and $0 for a married person filing separately), any contribution up to the maximum amount is deductible.

     b. your AGI is $35,000 or more ($50,000 for a married couple filing a joint return and $0 for a married person filing separately), no IRA contribution is deductible.

     c.   your AGI is between $25,000 and $35,000 ($40,000 and $50,000 for a married couple filling a joint return and $0 to $10,000 for a married person filing separately), the deductible amount is reduced. In the case of a regular IRA, the reduction is $0.20 for each $1.00 of AGI over $25,000 ($40,000 for a married couple filing a joint return and $10,000 for a married person filing separately). For a spousal IRA, the reduction is $0.225 for each $1.00 of AGI over $40,000 if filing jointly. The limit will not be reduced below $200 unless it is eliminated entirely.

To the extent that the deductibility of IRA contributions is reduced or eliminated, then nondeductible contributions may be made to your IRA. Earnings on all IRA contributions, whether or not the contributions themselves are deductible, are tax-deferred until receipt. You must designate the amount of nondeductible IRA contributions when filing your tax return for the year. If you overstate the amount of your nondeductible contributions you must pay a $100 penalty, unless you can show that such overstatement was due to reasonable cause. If you fail to report nondeductible IRA contributions you will be subject to a $50 penalty, unless your failure was due to reasonable cause.

     D.   ROLLOVER CONTRIBUTIONS

          1.   AMOUNTS ELIGIBLE FOR ROLLOVER FROM PLANS AND TAX-SHELTERED
               ANNUITIES

You may make a rollover contribution to your IRA of an "eligible rollover distribution" from an employer tax-qualified plan (an "employer plan") or tax-sheltered annuity (including a 403(b)(7) account). The administrator of the employer plan or the payor of a distribution from the tax-sheltered annuity should be able to tell you what portion of your payment is an eligible rollover distribution. The following types of payments cannot be rolled over:

NON-TAXABLE PAYMENTS. In general, only the "taxable portion" of your payment is an eligible rollover distribution. If you have made "after-tax" employee contributions to the plan or annuity, these contributions will be non-taxable when they are paid to you, and they cannot be rolled over. (After-tax employee contributions generally are contributions you made from your own pay that were already taxed.)

PAYMENTS SPREAD OVER LONG PERIODS. You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for:

-  your lifetime (or your life expectancy), or

-  your lifetime and your beneficiary's lifetime (or life expectancies), or

-  a period of ten years or more.

REQUIRED MINIMUM PAYMENTS. Beginning in the year you reach age 70 1/2, a certain portion of your payment cannot be rolled (or transferred) over because it is a "required minimum payment" that must be paid to you.

          2.   DIRECT ROLLOVER

You can choose a direct rollover of all or any portion of your payment from an employer plan or a tax-sheltered annuity that is an "eligible rollover distribution," as described above. In a direct rollover, the eligible rollover distribution is paid directly from the plan or tax-sheltered annuity to your IRA. If you choose a direct rollover, you are not taxed on a payment until you later take it out of the IRA.

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          3.   ROLLOVER OF PLAN PAYMENTS PAID TO YOU

A payment to you of an eligible rollover distribution from an employer plan or tax-sheltered annuity is taxed in the year you receive it unless, within 60 days, you roll it over to an IRA (or another plan that accepts rollovers). If you do not roll it over, special tax rules may apply. If any portion of the payment to you is an eligible rollover distribution, the payor is required by law to withhold 20% of that amount. This amount is sent to the IRS as income tax withholding.

SIXTY-DAY ROLLOVER OPTION. If you have an eligible rollover distribution paid to you, you can still decide to roll over all or part of it to an IRA (or another employer plan that accepts rollovers). If you decide to roll over, you must make the rollover within 60 days after you receive the payment. The portion of your payment that is rolled over will not be taxed until you take it out of the IRA (or the employer plan).

     You can roll over up to 100% of the eligible rollover distribution, including an amount equal to the 20% that was withheld. If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the IRA or the employer plan to replace the 20% that was withheld. (On the other hand, if you roll over only the 80% that you received, you will be taxed on the 20% that was withheld.)

     See the Special Tax Notice Regarding Plan Payments, that must be provided by the plan administrator or payor of your employer plan or tax-sheltered annuity, for additional information on the rules governing rollover and taxation of plan distributions, or consult your tax advisor for more details.

     You should maintain a separate IRA account for any rollovers of funds from an employer plan if you want to preserve your ability to later roll over these funds and earnings into another employer plan. Similarly, you should maintain a separate account for any rollover of funds from a tax-sheltered annuity.

     You can make a rollover from a tax-qualified plan of your spouse's employer if you received all or a part of your spouse's share as a result of his or her death. A spouse or former spouse who is a recipient of a distribution made under a qualified domestic relations order may roll over all or part of the distribution.

     Because complex rules apply to distributions and rollovers of payments from employer plans and tax-sheltered annuities, you should seek competent tax advice whenever you contemplate receiving a distribution from a qualified plan or tax-sheltered annuity or an IRA funded by a rollover from a qualified plan or tax-sheltered annuity.

          4.   ROLLOVERS FROM OTHER IRAs

You may also make a rollover contribution of amounts held in another IRA. There are no limits on the amount of rollover contributions made to an IRA from another IRA, except you may not roll over (or transfer) the required minimum amount (described in Article 7, D.). However, the distribution from the first IRA must be rolled over within 60 days of receipt and no more than one distribution per year from an IRA may be rolled over into another IRA.


          5.   TAX-DEFERRAL ON IRA ROLLOVER OR TRUSTEE-TO-TRUSTEE TRANSFER

An effective rollover allows you to postpone paying taxes on the amount distributed from an employer plan, tax-sheltered annuity or IRA until it is withdrawn from the recipient IRA. You do not report the distribution as income and you do not take a deduction for the rollover contribution. Earnings on your rollover IRA are tax-deferred until receipt. (Similarly, a trustee-to-trustee transfer is not treated as a distribution and the amount transferred and earnings are tax-deferred until receipt.)

     E.   SEP CONTRIBUTIONS

If your employer has established a simplified employee pension ("SEP"), your employer may make contributions to your SEP/IRA. If the SEP contains a salary reduction arrangement, you may elect to reduce your salary by up to the lesser of 15% of compensation or $7,000 (indexed annually; for 1993, the limit is $8,994) and have that amount contributed to your SEP/IRA. The maximum SEP contribution, including salary reduction amounts and employer contributions, is the lesser of 15% of eligible compensation or $30,000. SEP contributions are not included in your taxable income.

5.   EXCESS CONTRIBUTIONS

Amounts contributed to an IRA which exceed the maximum allowable contribution are treated as "excess contributions" and are subject to a nondeductible 6% penalty tax for each year in which the excess remains in the IRA. Excess contributions may be corrected and the 6% penalty tax avoided by withdrawal of the excess and any earnings thereon BEFORE THE DUE DATE (including extensions) of the tax return for the tax year for which the excess contribution was made. No deduction may be taken for the excess contributions and the earnings must be included in taxable income for the year the contribution was made. The earnings withdrawn may be subject to a 10% premature distribution tax if you are under age 59 1/2. See Article 7, B.

     An excess contribution may be withdrawn AFTER THE DUE DATE of the tax return (including extensions) with the following consequences:

A. If your total contribution for the tax year in which the excess contribution was made is

     $2,250 or less (or below the limit of your employer's SEP contribution) the excess contribution may be withdrawn without being included in income or being subject to the 10% premature distribution tax. No deduction may be taken for the excess contribution. Any earnings withdrawn will be included in income and may be subject to the premature distribution tax.

B. If your total contribution for the tax year in which the excess contribution was made exceeds $2,250 (or, if higher, the limit of your employer's SEP contribution) any excess contribution and any earnings on the excess withdrawn after the due date for tax filing (including extensions), will be includable in income in the year received and will be subject to any 10% premature distribution tax that may apply. Additionally, no deduction may be taken for the excess contribution for the year in which it is made.

C. Any excess contribution withdrawn after the due date for the tax filing (including extensions) for the year for which the contribution was made is subject to the 6% penalty tax on the amount of the excess contribution for the taxable year in which made and each tax year that it is still in your IRA at the end of the year.

     You may also correct an excess contribution to your IRA by treating the excess amount as contributed to your IRA in a subsequent year to the extent that the excess, when aggregated with your IRA contribution (if any) for the subsequent year, does not exceed the maximum amount for that year. You may be entitled to a deduction for the amount of the excess contribution that is applied in the subsequent year.

6.   INVESTMENT OF ACCOUNT AND FINANCIAL DISCLOSURE

The assets in your IRA will be invested by IFTC in mutual funds as selected on the Application, in accordance with your instructions and Article 8, paragraphs 2 and 10 of the Custodial Agreement.

     Growth in the value of your IRA cannot be guaranteed or projected. However, the income and operating expenses of each allowable investment that you select for your IRA will affect the value of its shares and, therefore, the value of your IRA. The prospectus of the mutual fund(s), selected on the Application, for such shares contains information regarding current income and expenses of each of these investments. Reasonable fees and other expenses of maintaining your IRA may be charged to you or your IRA. The current annual Custodian's fee is set forth in the Application. A new fee may be substituted from time to time as provided in paragraph 7 of Article 8 of the Custodial Agreement.

7.   DISTRIBUTIONS

     A.   TAXATION OF DISTRIBUTION AS ORDINARY INCOME

In general, you must include distributions from your IRA in your gross income for the year in which the distributions are received. There is a 10% additional income tax assessed against premature distributions to the extent such distributions are includable in income, as described in paragraph B, below.

     You may exclude from your income that portion of a distribution that constitutes a return of your properly reported nondeductible contributions. The amount of the distribution excludable from income is the portion that bears the same ratio to the total distribution that your aggregate nondeductible contributions (not distributed in prior years) bear to the balance at the end of the year (calculated after adding back distributions made during the year) of your IRA. For this purpose, all of your IRAs are treated as a single IRA, and all distributions from an IRA during a taxable year are to be treated as one distribution.

     In addition, your gross income does not include any distribution from an IRA that is properly rolled over. Except as provided in D. below, you may roll over all or any part of property received in a distribution of assets, within 60 days of receipt, into another IRA or individual retirement annuity, and maintain the tax-deferred status of such assets. A rollover from one IRA to another may be made once every twelve months. Also, certain qualifying distributions which were rolled over into an IRA from employer tax-qualified plans may be rolled over into another employer tax-qualified plan. (You should seek competent tax advice regarding these rollovers.)

     As explained in Article 5, certain distributions of excess contributions are not included in income. In addition, IRA contributions for a taxable year which do not exceed the contribution limits for such year may also be withdrawn without being included in income or being subject to a 10% premature distribution tax, as long as such contributions and earnings thereon are withdrawn prior to the due date (including extensions) of your federal income tax return for the tax year for which the contribution was made. The earnings withdrawn must be included in taxable income for the year in which the contribution was made and may be subject to the 10% premature distribution tax.

     B.   TAX ON PREMATURE DISTRIBUTIONS

To the extent they are included in income, distributions from your IRA made before you reach age 591/2 will be subject to a 10% nondeductible penalty tax (in addition to being taxable as ordinary income) unless the distribution is made on account of your death or disability, or the distribution is one of a scheduled series of payments over your life expectancy or the joint life expectancies of you and your beneficiary.

     C. TAX ON EXCESS DISTRIBUTIONS

There is a 15% excise tax assessed against annual distributions from tax-favored retirement plans, including IRAs, which exceed the greater of $150,000 or $112,500 (indexed annually; for 1993, the threshold amount is $144,551). To determine whether you have distributions in excess of this limit, you must aggregate the amounts of all distributions received by you during the calendar year from all retirement plans, including IRAs. If you have account balances or accrued benefits equal to at least $562,500 as of August 1, 1986, you may have a portion of the excess distributions exempted from the 15% additional tax. Please consult with your tax advisor for more complete information, including the availability of favorable elections.

     D.   REQUIRED MINIMUM DISTRIBUTIONS

          1.   DURING YOUR LIFE

The minimum distribution rules require that for your "70 1/2 year," and each year thereafter, you must make withdrawals from your IRA accounts that are at least equal to the "minimum distribution". Your 70 1/2 year is the calendar year that contains the date six months after your 70th birthday.

     Generally, you must withdraw an amount at least equal to the minimum distribution by December 31 of each year. However, for your 70 1/2 year, you may wait to withdraw the minimum distribution until April 1 of the following year. (This means that if you wait to make your withdrawal for the 70 1/2 year until April 1 of the following year, your total withdrawal in that year must equal the minimum distributions for two years -- a withdrawal by April 1 that is equal to the minimum distribution for the 70 1/2 year and a second withdrawal by December 31 that is equal to the minimum distribution for that year. In each year thereafter, you must withdraw the minimum distribution for the year by December 31.)

     The amount of the minimum distribution is usually determined by dividing the account balance of your IRA, as of December 31 of the prior year, by a divisor (determined by Internal Revenue Service actuarial tables) that is based on your life expectancy or the joint life and last survivor expectancy for you and your beneficiary. See Article 4 of the Custodial Agreement for a more detailed explanation of how to calculate the minimum distribution. The distributions must also satisfy the minimum distribution incidental benefit rule, which generally will require distributions over a period less than the joint and last survivor expectancy of you and your designated beneficiary unless your beneficiary is your spouse or is no more than ten years younger than you. The IRS provides tables for determining the distribution needed to satisfy incidental benefit requirements.

     The minimum distribution required must be calculated separately for each IRA you own, but the amounts so determined may be totalled and taken from any one or more of your IRAs.

     You will be subject to a 50% excise tax on the amount by which the distribution you actually received in any year falls short of the minimum distribution required for the year. You may take your distribution in:

-    a lump sum;

- equal or substantially equal payments over a specified period no longer than your life expectancy or the joint life and last survivor expectancy of you and your designated beneficiary.

Also, as describe in Section 7, A., you may roll over your lump sum distribution to purchase an individual retirement annuity payable in equal or substantially equal payments over your life or the joint and last survivor lives of you and your designated beneficiary. (See Article 4 and Article 8, paragraph 4, of the Custodial Agreement and IRS Publication 590 for a full description of permissible distribution methods.)

          2.   AFTER YOUR DEATH

If you die before you reach age 70 1/2, distribution must be made to your beneficiary by December 31 of the fifth year following the year of your death unless, by December 31 of the year following your death, your beneficiary begins receiving distributions over a period not extending beyond your beneficiary's life expectancy. When your beneficiary is your spouse, however, distributions can be postponed until December 31 of the year in which you would have reached age 70 1/2, at which time your spouse must take them over a period not extending beyond his or her life expectancy. (See Article 4 of the Custodial Agreement and IRA Publication 590 for a more detailed explanation of how to calculate the minimum distribution.)

     If you die after your required beginning date, the balance in the Custodial Account must continue to be paid at least as rapidly as under the method of payment being used prior to your death.

     If your beneficiary is your spouse, your beneficiary can elect to treat your IRA as his or her own IRA.

     The minimum distribution required must be calculated separately for each IRA, but the amounts so determined may be totalled and taken from any one or more IRAs.

     A payee is subject to a 50% excise tax on the amount by which a distribution for the year falls short of the minimum distribution required.

     Your beneficiary may take his or her distribution in:

-    a lump sum;

- equal or substantially equal payments over a specified period no longer than his or her life expectancy.

     Also, as described in Section 7, A., a spousal beneficiary may roll over a lump sum distribution to purchase an individual retirement annuity payable in equal or substantially equal payments over his or her life expectancy. (See Article 4 and Article 8, paragraph 4, of the Custodial Agreement and IRS Publication 590 for a full description of permissible distribution methods.)

          3.   FURTHER INFORMATION

This explanation only summarizes the minimum distribution rules. Other rules and exceptions may apply to you that are not discussed in this summary, including rules which, in some cases, would prevent you from using certain options described above. You should consult your personal tax advisor or IRS Publication 590 for more detailed information.

8.   LOSS OF TAX-EXEMPT STATUS OF IRA

If you engage in any of the prohibited transactions listed in Section 4975 of the Code (such as any sale, exchange, or leasing of any property between you and your IRA), or if you take a loan from your IRA, your account will be disqualified and the entire balance of your account will be treated as if it had been distributed to you as of the first day of the year in which the prohibited transaction occurred. The fair market value of your IRA will be included in income in the year the prohibited transaction takes place and, if you are under age 59 1/2 at the time, you may be subject to the 10% penalty tax on premature distributions. Should you or your beneficiary pledge all or any portion of your IRA as security for a loan, the portion so pledged will be treated as if distributed to you, will be included in your income, and may be subject to the 10% premature distribution penalty during the year in which the pledge occurred.

9.   OTHER TAX CONSIDERATIONS

     A.   FEDERAL INCOME TAX WITHHOLDING

Federal income tax will be withheld on amounts distributed from your IRA unless you elect not to have withholding apply. Generally, tax will be withheld at a 10% rate. At the time of distribution from your IRA, you will be notified of your right to elect not to have withholding apply and will be provided with the appropriate election form. If your IRA distribution is to be delivered outside of the U.S., you may elect not to have withholding apply only if you certify to the Custodian that you are not a U.S. citizen residing overseas or a "tax avoidance expatriate" as described in Section 877 of the Internal Revenue Code. (The distribution may also be subject to state withholding laws.)

     B. DISTRIBUTION NOT ELIGIBLE FOR LUMP-SUM AVERAGING OR CAPITAL GAINS TREATMENT

No distribution to you or anyone else from your account can qualify for capital gains treatment under the Federal income tax laws or for the five or ten-year averaging available with respect to certain lump sum distributions from other types of retirement plans. The distribution is taxed to the person receiving it as ordinary income.

     C.   GIFT TAX

If you elect during your lifetime to have all or any part of your account payable to a beneficiary at or after your death, the election will not subject you to any gift tax liability.

     D.   REPORTING FOR TAX PURPOSES

You must report deductible IRA contributions and distributions on your tax Form 1040 or 1040A for the taxable year in which the contributions or distributions were made. If you made any nondeductible contributions, you must include the amount of such nondeductible contributions and the aggregate account balance of all your IRAs as of the end of the calendar year on Form 8606. Additional reporting is required in the event that special taxes or penalties described herein are due. You must file Form 5329 with the IRS for each taxable year in which the contribution limits are exceeded, a premature distribution takes place, less than the required minimum amount is distributed from your IRA, or excess distributions are made.

10.  IRS APPROVAL & INFORMATION

This IRA has not been submitted to the IRS for approval as to form because it incorporates Form 5305-A issued by the IRS. This Disclosure Statement provides only a summary of the laws governing IRAs. You should consult your personal tax advisor or IRS Publication 590, Individual Retirement Arrangements, for more detailed information. This publication is available from your local IRS office or by calling 1-800-TAX-FORMS.

Form 5305-A                     INDIVIDUAL RETIREMENT           DO NOT File
(Rev. October 1992)               CUSTODIAL ACCOUNT               with the
Department of the Treasury      (Under Section 408(a) of          Internal
Internal Revenue Service       the Internal Revenue Code)      Revenue Service
_______________________________________________________________________________
Name of depositor            Date of birth of depositor      Identifying number
                                                             (see instructions)
_______________________________________________________________________________
Address of depositor
                                                   Check if Amendment  -->  / /
_______________________________________________________________________________
Name of custodian           Address or principal place of business of custodian

Investors Fiduciary                      Kansas City, Missouri
Trust Company
_______________________________________________________________________________

     The Depositor whose name appears above is establishing an individual retirement account under section 408(a) to provide for his or her retirement and for the support of his or her beneficiaries after death.

     The Custodian named above has given the Depositor the disclosure statement required under Regulations section 1.408-6.

     The Depositor assigned the custodial account..........dollars ($ .........)
in cash.

     The Depositor and the Custodian make the following agreement:

                                    Article I

     The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(A)(4), 403(b)(8), 403(d)(3), or an employer contribution to a simplified employee pension plan as described in section
408(k).

                                   Article II

The Depositor's interest in the balance in the custodial account is nonforfeitable.

                                   Article III

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                   Article IV

     1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401
(a)(9)-2, the provisions of which are incorporated by reference.

     2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

     3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date. (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

     (a)  A single sum payment.

     (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

     (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

     (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

     (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or designated beneficiary.

     4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

     (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

     (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

          (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

          (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

     (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

     (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

_______________________________________________________________________________
                                                       Form 5305-A (Rev. 10-92)
Cat. No. 1182OG                                                  11/18/92 2,963

Form 5305-A (Rev. 10-92)                                                 Page 2
_______________________________________________________________________________

     5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

     6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                    Article V

     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

                                   Article VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

                                   Article VII

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.
_______________________________________________________________________________

NOTE: THE FOLLOWING SPACE (ARTICLE VIII) MAY BE USED FOR ANY OTHER PROVISIONS YOU WANT TO ADD. IF YOU DO NOT WANT TO ADD ANY OTHER PROVISIONS, DRAW A LINE THROUGH THIS SPACE. IF YOU DO ADD PROVISIONS, THEY MUST COMPLY WITH APPLICABLE REQUIREMENTS OF STATE LAW AND THE INTERNAL REVENUE CODE.
_______________________________________________________________________________

                                  Article VIII

Depositor's signature ....................................  Date ..............

Custodian's signature ....................................  Date ..............

Witness........................................................................
                  (Use only if signature of the Depositor or
                   the Custodian is required to be witnessed)

_______________________________________________________________________________

GENERAL INSTRUCTIONS

(SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE UNLESS OTHERWISE NOTED)

PURPOSE OF FORM

Form 5305-A is a model custodial account agreement that meets the requirements of section 408(a) and has been automatically approved by the IRS. An individual retirement account (IRA) is established after the form is fully executed by both the individual (Depositor) and the Custodian and must be completed no later than the due date of the individual's income tax return for the tax year (without regard to extensions). This account must be created in the United States for the exclusive benefit of the Depositor or his or her beneficiaries.

     Individuals may rely on regulations for the Tax Reform Act of 1986 to the extent specified in those regulations.

     Do not file Form 5305-A with the IRS. Instead, keep it for your records.

     For more information on IRAs, including the required disclosure you can get from your custodian, get Pub. 590, Individual Retirement Arrangements
(IRAs).

DEFINITIONS

CUSTODIAN -- The Custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as custodian.

DEPOSITOR -- The Depositor is the person who establishes the custodial account.

IDENTIFYING NUMBER

The depositor's social security number will serve as the identification number of his or her IRA. An employer identification number is only required for each participant-directed IRA. An employer identification number is required for a common fund created for IRAs.

IRA FOR NONWORKING SPOUSE

FORM 5305 -- A may be used to establish the IRA custodial account for a non-working spouse.

     Contributions to an IRA custodial account for a nonworking spouse must be made to a separate IRA custodial account established by the nonworking spouse.

SPECIFIC INSTRUCTIONS

ARTICLE IV -- Distributions made under this article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the Depositor reaches age 70 1/2 to ensure that the requirements of section 408(a)(6) have been met.

ARTICLE VIII -- Article VIII and any that follow it may incorporate additional provisions that are agreed to by the depositor and the custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the custodian, custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the depositor, etc. Use additional pages if necessary and attach them to this form.

NOTE: FORM 5305A MAY BE REPRODUCED AND REDUCED IN SIZE FOR ADOPTION TO PASSBOOK PURPOSES.

_______________________________________________________________________________

2,964  11/18/92

              ATTACHMENT TO IRS FORM 5305-A: ARTICLE VIII

1.  DEFINITIONS:  The following definitions shall apply to terms used in this
Article VIII:

a. "Application" shall mean the IRA Application submitted by the Depositor to the Custodian.

b. "Code" shall mean the Internal Revenue Code of 1986, as amended, including any regulations, procedures, rulings, or notices issued thereunder.

c.   "Company" shall mean Berger Associates, Inc.

d. "Custodial Account" shall mean the custodial account established under this agreement.

2. INVESTMENT OF CONTRIBUTIONS: Contributions shall be invested in shares of the mutual funds permitted by the Company in accordance with the Depositor's written instructions in the Application, and with subsequent written instructions of the Depositor (or, following the death of the Depositor, his or her beneficiary) in a form acceptable to and filed with the Custodian. By giving such instructions, the Depositor (or beneficiary, where applicable) will be deemed to have acknowledged receipt of the then current prospectus for any shares in which the Depositor (or beneficiary) directs the Custodian to invest contributions. The Depositor, by making a rollover contribution, as described in Article I, hereby certifies that the contribution meets all requirements for rollover contributions. The amount of each contribution shall be applied to the purchase of such shares at the price and in the manner in which such shares are then being publicly offered in accordance with the then current prospectus, and such shares shall be credited to the Custodial Account. All dividends and capital gain distributions received on the shares of the fund held in each Custodial Account shall (unless received in additional shares of such fund) be reinvested in such shares which shall be credited to such Custodial Account. If any distribution on shares of the fund may be received at the election of the shareholder in additional shares or in cash or other property, the Custodian shall elect to receive such distribution in additional shares. The Custodian shall not be liable for interest on any cash balance in the Custodial Account. All shares acquired by the Custodian shall be registered in the name of the Custodian or its registered nominee.

3. VOTING WITH RESPECT TO SHARES: The Custodian shall not vote any of the shares of a mutual fund held in the Custodial Account except in accordance with written instructions of the Depositor, timely received, in a form acceptable to the Custodian.

4. ALTERNATIVE DISTRIBUTION METHOD: Notwith-standing Article IV, a Depositor may elect in writing in a form acceptable to and filed with the Custodian, to have the balance in the Custodial Account distributed only in a lump sum or in substantially equal payments over a period that does not exceed the Depositor's life expectancy or the joint and last survivor life expectancy of the Depositor and his or her designated beneficiary. For this purpose, life expectancies must be determined by using applicable Internal Revenue Service tables. Notwithstanding paragraph 2 of Article IV, unless an election to have life expectancies recalculated annually is made by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, of Article IV, life expectancies shall not be recalculated. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated. To receive an annuity distribution, a Depositor may roll over a lump sum distribution to purchase an individual retirement annuity payable in equal or substantially equal payments over the Depositor's life expectancy or the joint and last survivor life expectancy of the Depositor and his or her designated beneficiary. The distribution option should be reviewed in the year the Depositor reaches age 70 1/2 to make sure the requirements of Code
Section 408(a)(6) have been met. Consistent with paragraph 6 of Article IV, the Custodian is not obligated to make any distribution absent a specific written direction, in a form acceptable to and filed with the Custodian, from the Depositor or designated beneficiary to do so.

5. AMENDMENT AND TERMINATION: The Depositor may at any time and from time to time terminate this Agreement in whole or in part by delivering to the Custodian a signed written notice of such termination, in a form acceptable to the Custo-dian. The Depositor and the Custodian delegate to the Company the right to amend this Agree-ment (including retroactive amendments) by written notice to the Custodian and the Depos-itor. The Depositor shall be deemed to have consented to any such amendment, provided that (a) no amendment shall cause or permit any part of the assets of the Custodial Account to be diverted to purposes other than for the exclusive benefit of the Depositor or his or her beneficiaries; (b) any amendment which affects the rights, duties or responsibilities of the Custodian may only be made with Custodian's consent; and (c) no amendment shall be made except in accordance with any applicable laws and regulations affecting this Agreement and the Custodial Account.

6. RESIGNATION OR REMOVAL OF CUSTODIAN: The Custodian may resign at any time upon thirty (30) days notice in writing to the Company. Upon such resignation, the Company shall appoint a successor custodian under this Agreement. The Company at any time may remove the Custodian upon 30 days written notice to that effect in a form acceptable to and filed with the Custodian. Such notice must include designation of a successor custodian. The successor custodian shall satisfy the requirements of section 408(h) of the Code. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall transfer and pay over to such successor the assets of and records relating to the Custodial Account. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for payment of any other liability constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, and where necessary may liquidate shares in the Custodial Account for such payments. Any balance of such reserve remaining after the payment of all such items shall be paid over to the successor Custodian. The Custodian shall not be liable for the acts or omissions of any successor custodian.

7. CUSTODIAN'S ANNUAL FEES: The Depositor shall be charged by the Custodian for its services under this Agreement in such amount as the Custodian shall establish from time to time. Sufficient shares may be liquidated from the Custodial Account to pay the fee. The annual fee in effect on the date of this Agreement is set forth in the Application. A different fee may be substituted at any time upon written notice to the Depositor. A Depositor who does not consent to such new fee should terminate this Agreement pursuant to paragraph 5 of Article VIII within 30 days of the notice of the new fee. If no such termination is made within 30 days of the notice of the new fee, the Depositor will be deemed to have consented to the new fee.

8. OTHER FEES AND EXPENSES: Any income or other taxes of any kind whatsoever that may be levied or assessed upon or with respect to the Custodial Account or the income thereof, any transfer taxes incurred in connection with the investment and reinvestment of the assets of the Custodial Account, all other reasonable administrative expenses incurred by the Custodian with respect to any such taxes, or with respect to any controversies concerning the Custodial Account, including, but not limited to, fees for legal services rendered to the Custodian and related costs, and such reasonable compensation to the Custodian for acting in that capacity with respect to any such taxes or controversies, may, in the discretion of the Custodian, be charged against and paid from the assets of the Custodial Account. Sufficient shares may be liquidated from the Custodial Account to pay any such taxes, expenses and compensation.

9. INALIENABILITY OF ASSETS: No interest, right or claim in or to any part of the Custodial Account, nor any assets held therein or benefits provided hereunder shall be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause any such interest, right, claim, assets or benefits to be so subjected shall not be recognized, except to the extent as may be required by law.

10. EXCHANGE PRIVILEGE: With respect to any mutual fund shares held in the Custodial Account, the Depositor (or beneficiary, where applicable) may, under submission of written or telephone instructions in a form acceptable to and filed with the Custodian, cause shares of any fund to be exchanged for shares of any other fund meeting the requirements of this Agreement, upon the terms and within the limitations imposed by the then current prospectus of the fund which is acquired in the exchange. By giving such instructions, the Depositor (or beneficiary) will be deemed to have acknowledged receipt of such prospectus.

11. DESIGNATION OF BENEFICIARY: The Depositor may designate a beneficiary or change or revoke the designation of a beneficiary, by written notice in a form acceptable to and filed with the Custodian, prior to the complete distribution of the balance in the Custodial Account. If the Depositor has not by the date of his or her death properly designated a beneficiary in accordance with the preceding sentence, or if no designated beneficiary survives the Depositor, the Depositor's beneficiary shall be his or her estate. If a beneficiary dies before receiving his or her entire interest in the Custodial Account, his or her remaining interest in the Custodial Account shall be paid to the beneficiary's estate.

12. RESPONSIBILITY AS TO CONTRIBUTIONS OR DISTRIBUTIONS: The Custodian will not under any circumstances be responsible for the timing, purpose or propriety of any contribution or of any distribution made hereunder, nor shall the Custodian incur any liability of responsibility for any tax imposed on account of any such contribution or distribution.

13. OTHER LIMITS ON RESPONSIBILITIES OF THE CUSTODIAN: The Custodian shall not incur any liability or responsibility in taking or omitting to take any action based on any notice, election, or instruction or any written instrument believed by the Custodian to be genuine and to have been properly executed. The Custodian shall be under no duty of inquiry with respect to any such notice, election, instruction, or written instrument, but in its discretion may request any tax waivers, proof of signature or other evidence which it reasonably deems necessary for its protection. The Depositor and the successors of the Depositor including any executor or administrator of the Depositor shall, to the extent permitted by law, indemnify the Custodian and its successors and assigns against any and all claims, actions or liabilities of the Custodian to the Depositor or the successors or beneficiaries of the Depositor whatsoever (including without limitation all reasonable expenses incurred in defending against or settlement of such claims, actions or liabilities) which may arise in connection with this Agreement or the Custodial Account, except those due to the Custodian's own bad faith, gross negligence or willful misconduct. The Custodian shall not be under any duty to take any action not specified in this Agreement, unless the Depositor shall furnish it with instructions in proper form and such instructions shall have been specifically agreed to by the Custodian, or to defend or engage in any suit with respect hereto unless it shall have first agreed in writing to do so and shall have been fully indemnified to its satisfaction.

14. NOTICE: All written notices required or permitted to be given by the Custodian shall be deemed to have been given when sent by mail to the Depositor at the Depositor's last address of record provided to the Custodian. All written notices required or permitted to be given to the Custodian shall be deemed to have been given when received by the Custodian if mailed to the Custodian in care of Berger Funds, P.O. Box 419958, Kansas City, MO 64141 or such other address as the Custodian shall provide to the Depositor from time to time.

15. TIMING OF CONTRIBUTIONS: A contribution is deemed to have been made on the last day of the preceding taxable year if the contribution is made by the deadline for filing the Depositor's income tax return (not including extensions) and if the Depositor designates the contribution as a contribution for the preceding taxable year in a manner acceptable to the Custodian. The Custodian will not be liable or responsible for any consequences of postal delays or delays resulting from an incomplete Application or a designation made in an unacceptable form. Applications received by IFTC postmarked after the deadline will be treated as a contribution for the Depositor's current tax year. Improperly completed applications will be returned to the sender.

16. GOVERNING LAW: This Agreement and the Custodial Account shall be construed, administered and enforced according to the laws of the State of Missouri.

17. WHEN EFFECTIVE: This Agreement shall not become effective until acceptance of the Application by the Custodian at its principal offices, as evidenced by a written confirmation to the Depositor.+

                     IRA TRANSFER OR DIRECT ROLLOVER LETTER

Please complete this form and mail to Investors Fiduciary Trust Co. at the address shown below. Investors Fiduciary Trust Co. will send this letter along with their acceptance letter to your present custodian. Please attach a copy of the current statement from the account you wish to transfer.

Date:
      -----------------------------------------------------------------------
To:
      -----------------------------------------------------------------------
      Name of present custodian

      -----------------------------------------------------------------------
      Address

      -----------------------------------------------------------------------
      City, State, Zip

Re:
      -----------------------------------------------------------------------
      Name of account

      -----------------------------------------------------------------------
      Social Security Number

      -----------------------------------------------------------------------
      Account Number


Gentlemen:

I am establishing a retirement account with Investors Fiduciary Trust Co. for investment into the Berger Funds IRA Account Number (leave blank if establishing new account):

     Please arrange to have:

     / /  all of the assets in my account

     / /  $ ____________  of the assets in my account

liquidated immediately and the proceeds transferred to the successor custodian as follows:

     Investors Fiduciary Trust Co.
     c/o Berger Funds
     P.O. Box 419958
     Kansas City, MO 64141

(NOTE: If you are over 70 1/2 years old you must take out your required distribution from your IRA before completing a transfer.)

An Investors Fiduciary Trust Company letter of acceptance is enclosed herewith.

Sincerely,


---------------------------------    --------------------------------------
Signature                            Signature Guarantee
                                     (if required by present custodian)

                     NOTICE OF TRANSFER OR DIRECT ROLLOVER
                              TO A BERGER FUND IRA

Please complete this form, (along with the IRA application if establishing a new account) and the IRA Transfer Letter and mail to: Investors Fiduciary Trust Co. at the address show below.

Date:
     ---------------------------------------------------
     Investors Fiduciary Trust Co.
     c/o Berger Funds
     P.O. Box 419958
     Kansas City, MO 64141

Gentlemen:

I wish to instruct my present custodian to liquidate $ __________________ from my:

     / /  IRA
     / /  SEP/IRA

I have completed a Berger Fund IRA application (if establishing a new account) which is attached along with a completed IRA Transfer Letter. So that the proceeds may be transferred to you, please forward your acceptance to my present custodian at the following address:

Name of present custodian:
                                       --------------------------------------

Address of present custodian:
                                       --------------------------------------

City, State, Zip
                                       --------------------------------------

Name of account and account number:
                                       --------------------------------------

                                       --------------------------------------


Sincerely,

--------------------------------------
Signature

                          [GRAPHIC OF MOUNTAINS]


                          SHAREHOLDER INFORMATION
                              DST Systems, Inc.
                              P.O. Box 419958
                              Kansas City, MO 64141
                              1-800-551-5849

                          INVESTMENT ADVISER
                              Berger Associates, Inc.
                              P.O. Box 5005
                              Denver, CO 80217
                              (303) 329-0200
                              1-800-333-1001

                          IRA CUSTODIAN
                              Investors Fiduciary Trust Company
                              P.O. Box 419958
                              Kansas City, MO 64141


                    This brochure may not be distributed to the
                   public unless preceded or accompanied by the
                      current prospectus of the Berger Funds.